                                                                   EXHIBIT 10.16

                          SHARE SUBSCRIPTION AGREEMENT

            SHARE SUBSCRIPTION AGREEMENT, dated as of November 12, 1998 (this "AGREEMENT"), among The Tokio Marine and Fire Insurance Co., Ltd., a Tokyo corporation ("TOKIO MARINE"), TA I Limited, a limited liability company organized under the laws of England and Wales ("NEWCO 1"), and TA II Limited, a limited liability company organized under the laws of England and Wales ("NEWCO 2" and, together with Newco 1, the "NEWCOS").

                                    RECITALS:

            Approximately 79% of the issued and outstanding ordinary shares, par value (pound)0.10 per share, of Newco 1 ("NEWCO 1 ORDINARY SHARES") are currently owned by Profit Sharing (Overseas), Limited Partnership, an Alberta limited partnership (the "KKR PARTNERSHIP") organized by an affiliate of Kohlberg Kravis Roberts & Co., and approximately 21% of the issued and outstanding Newco 1 Ordinary Shares are currently owned by Royal & Sun Alliance Insurance Group plc, Guardian Royal Exchange plc, The Chubb Corporation, The Hartford Financial Services Group, Inc. and The Travelers Indemnity Company (collectively, the "EXISTING PURCHASERS"). Newco 1 owns all the issued and outstanding ordinary shares, par value (pound)0.10 per share, of Newco 2. All the issued and outstanding preference shares, redemption value $25.00 per share, of Newco 2 ("NEWCO 2 PREFERRED SHARES") are currently owned by the Existing Purchasers.

            Newco 2 beneficially owns all of the issued and outstanding ordinary shares, par value (pound)0.10 per share, of TA III plc, a public limited company organized under the laws of England and Wales ("NEWCO 3"). Newco 3 beneficially owns all of the issued and outstanding ordinary shares, par value (pound)0.10 per share, of Trinity Acquisition plc, a public limited liability company organized under the laws of England and Wales ("BIDCO"), which made a successful offer (the "OFFER") for all of the issued and outstanding ordinary shares of Willis Corroon Group plc, a public limited liability company organized under the laws of England and Wales ("WCG").

            The Existing Purchasers or their nominees subscribed for their Newco 1 Ordinary Shares and their Newco 2 Preferred Shares pursuant to the Share Subscription Agreement, dated as of July 22, 1998 (the "SHARE SUBSCRIPTION AGREEMENT"), among Newco 1, Newco 2 and the Existing Purchasers. In connection with the Existing Purchasers' subscription for such shares, (i) the Newcos and the KKR Partnership granted the Existing Purchasers certain rights, and the Existing Purchasers agreed to certain restrictions, with respect to such shares pursuant to a Shareholder Rights Agreement, dated as of July 22, 1998 (the "SHAREHOLDER RIGHTS AGREEMENT"), among Newco 1, Newco 2, the KKR Partnership and the Existing Purchasers and (ii) the Newcos granted the Existing Purchasers certain registration rights with respect to their shares pursuant to the Registration Rights Agreement, dated as of July 21, 1998 (the "REGISTRATION RIGHTS AGREEMENT"), among Newco 1, Newco 2 and the Existing Purchasers.

            Newco 1 desires to issue, and Tokio Marine desires to purchase, 1,000,000 Newco 1 Ordinary Shares, and Newco 2 desires to issue, and Tokio Marine desires to purchase, 525,760 Newco 2 Preferred Shares upon the terms and subject to the conditions hereinafter set forth.

            In connection with Tokio Marine's subscriptions hereunder, Tokio Marine, the Newcos, the KKR Partnership and the Existing Purchasers will enter into an Amendment and Assumption Agreement, dated as of the date hereof (the "AMENDMENT AGREEMENT"; unless otherwise defined herein, terms defined in the Amendment Agreement are used herein as defined therein), pursuant to which, among other things, Tokio Marine will become a party to, and be bound by, to the same extent as the Existing Purchasers, the Shareholder Rights Agreement and the Registration Rights Agreement.

            Tokio Marine has conditioned subscription of the Newco 1 Ordinary Shares and the Newco 2 Preferred Shares to be subscribed for by it hereunder on Newco 1 and Newco 2 making certain representations and warranties to it hereunder and, in order to induce Tokio Marine to subscribe such shares, each of Newco 1 and Newco 2 is willing to make and hereby makes such representations and warranties.

                                    AGREEMENT

            NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1

                                PURCHASE AND SALE

            SECTION 1.1 PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement, Newco 1 agrees to issue to Tokio Marine or its Affiliate, and Tokio Marine agrees to subscribe, or to procure the subscription by an Affiliate of, the number of Newco 1 Ordinary Shares (the "SUBSCRIPTION ORDINARY SHARES"), and Newco 2 agrees to issue to Tokio Marine or its Affiliate, and Tokio Marine agrees to subscribe, or to procure the subscription by an Affiliate of, the number of Newco 2 Preferred Shares (the "SUBSCRIPTION PREFERRED SHARES" and, together with the Subscription Ordinary Shares, the "SUBSCRIPTION SHARES") set forth opposite its name on Schedule I hereto. The subscription price for the Subscription Ordinary Shares is (pound)2.00 per share, and the subscription price for the Subscription Preferred Shares is the sterling equivalent of $25 per share (using the exchange rate of $1.6430 per (pound)1.00). The aggregate subscription price for all of the Subscription Ordinary Shares is (pound)2,000,000 (the "ORDINARY SHARE SUBSCRIPTION PRICE"), and the aggregate subscription price for all of the Subscription Preferred Shares is (pound)8,000,000 (the "PREFERRED SHARE SUBSCRIPTION PRICE").

            SECTION 1.2 CLOSING. The closing (the "CLOSING") of the subscription and sale of the Subscription Shares hereunder shall take place at the offices of Clifford Chance, 200 Aldersgate, London EC1A 4JJ on or about November 18, 1998 (the "CLOSING DATE") unless otherwise agreed to by the parties hereto, and such date will then be deemed to be the "Closing Date" for purposes hereunder. At the Closing, (a) Tokio Marine shall deliver or cause to be delivered to Newco 1, in immediately available funds, the Ordinary Share Subscription Price, by wire transfer of immediately available funds to an account designated by Newco 1 at least two Business Days prior to the Closing Date, and deliver or cause to be delivered to Newco 2, in immediately available funds, the Preferred Share Subscription Price by wire transfer of immediately available funds to an account designated by Newco 2 at least two Business Days prior to the Closing Date, and
(b) Newco 1 shall deliver to Tokio Marine certificates for Tokio

Marine's Subscription Ordinary Shares, and Newco 2 shall deliver to Tokio Marine certificates for Tokio Marine's Subscription Preferred Shares, in each case, duly registered in the names of the Person or Persons designated by Tokio Marine, each such designation to be notified to Newco 1 and Newco 2 at least two Business Days in advance of the Closing Date. Dividends on the Newco 2 Preferred Shares shall accrue from the date they are issued.

                                   ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF NEWCOS

            Each Newco jointly and severally represents and warrants:

            SECTION 2.1 CORPORATE EXISTENCE AND POWER; NEWLY FORMED CORPORATION. Such Newco, Newco 3 and Bidco are limited liability companies duly organized under the laws of England and Wales and are validly existing. Such Newco, Newco 3 and Bidco were incorporated solely for the purpose of effectuating the Offer and have not conducted any business or entered into any agreements or commitments except with respect to the foregoing.

            SECTION 2.2 AUTHORIZATION. (a) The execution, delivery and performance by such Newco of this Agreement, the Shareholder Rights Agreement, the Registration Rights Agreement and the Amendment Agreement and the transactions contemplated hereby and by each of the foregoing are within such Newco's corporate powers and have been duly authorized by all necessary corporate action on the part of such Newco.

            (b) This Agreement, the Shareholder Rights Agreement, the Registration Rights Agreement and the Amendment Agreement have each been duly executed and delivered by such Newco. This Agreement, the Shareholder Rights Agreement, the Registration Rights Agreement and the Amendment Agreement each constitute a valid and binding agreement of such Newco, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy.

            SECTION 2.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by such Newco of this Agreement, the Shareholder Rights Agreement, the Registration Rights Agreement and the Amendment Agreement require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official except such as have been obtained or except where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not, in the aggregate, reasonably be expected materially to adversely affect the ability of such Newco to perform its obligations hereunder or thereunder.

            SECTION 2.4 NONCONTRAVENTION. The execution, delivery and performance by such Newco of this Agreement, the Shareholder Rights Agreement, the Registration Rights

Agreement and the Amendment Agreement do not and will not (i) violate the memorandum and articles of association of such Newco, Newco 3 or Bidco, (ii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to or binding upon such Newco, Newco 3 or Bidco, (iii) require any consent or other action by any person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Newco, Newco 3 or Bidco or to a loss of any benefit to which such Newco, Newco 3 or Bidco is entitled under any provision of any agreement or other instrument binding upon such Newco, Newco 3 or Bidco or any of its assets or properties or (iv) result in the creation or imposition of any material mortgage, lien, pledge, charge, security interest or encumbrance (each, a "LIEN") on any property or asset of such Newco, Newco 3 or Bidco.

            SECTION 2.5 CAPITALIZATION. (a) As of the date hereof, the authorized capital of Newco 1 consists of 2,000,001,000 Newco 1 Ordinary Shares and 199,999,900 convertible cumulative redeemable preference shares, of which 92,027,162 and 20,000,000 are issued, respectively. On or about the Closing Date, the issued convertible cumulative redeemable preference shares will convert into 10,000,000 Newco 1 Ordinary Shares. Immediately prior to the Closing, the authorized capital of Newco 1 will comprise at least a sufficient number of Newco 1 Ordinary Shares so as to satisfy the subscription hereunder.

            (b) As of the date hereof, the authorized capital of Newco 2 consists of 2,000,000,000 ordinary shares of (pound)0.10 each and 20,000,000 preference shARES of $10.00 each, of which 101,833,342 and 10,164,693 are issued, respectively. Immediately prior to the Closing, the authorized capital of Newco 2 will comprise at least a sufficient number of Newco 2 Preferred Shares so as to satisfy the subscription hereunder.

            (c) Except as set forth in this Section 2.5, there are, and immediately after the Closing there will be, no issued (i) ordinary shares or voting securities of such Newco, (ii) securities of such Newco convertible into or exchangeable for ordinary shares or voting securities of such Newco, (iii) options or other rights to acquire from such Newco, or other obligation of such Newco to issue, any ordinary shares, voting securities or securities convertible into or exchangeable for ordinary shares or voting securities of such Newco (except for rights and options to acquire Newco 1 non-voting ordinary shares granted to certain officers and employees of WCG and its subsidiaries) or (iv) obligation of such Newco to repurchase or otherwise acquire or retire any ordinary shares or any convertible securities, rights or options of the type described in clause (i), (ii), or (iii) (except as permitted by the terms of the Newco 2 Preferred Shares, the terms of the Shareholder Rights Agreement and the terms of the agreements to be entered into with certain officers and employees of WCG or its subsidiaries relating to Newco 1 non-voting ordinary shares and options).

            SECTION 2.6 VALID ISSUANCE OF SECURITIES. The Subscription Shares which are being issued by such Newco to Tokio Marine hereunder will be duly and validly authorized and, when issued in accordance with the terms hereof for the consideration expressed herein, will be fully paid and nonassessable.

            SECTION 2.7 NO BROKERS FEES. Such Newco has not retained, and is not subject to the valid claim of, any finder, broker, consultant or financial advisor in connection with this

Agreement or the transactions contemplated hereby who might be entitled to a fee or commission from Tokio Marine in connection with this Agreement or the transactions contemplated hereby.

                                    ARTICLE 3

                   REPRESENTATION AND WARRANTIES OF PURCHASERS

            Tokio Marine represents and warrants:

            SECTION 3.1 EXISTENCE AND POWER. Tokio Marine is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

            SECTION 3.2 AUTHORIZATION. The execution, delivery and performance by Tokio Marine of this Agreement and the Amendment Agreement and the transactions contemplated hereby and thereby are within its corporate powers and have been duly authorized by all necessary action on the part of Tokio Marine. This Agreement and the Amendment Agreement have each been duly executed and delivered by Tokio Marine. This Agreement and the Amendment Agreement each constitute a valid and binding agreement of Tokio Marine, enforceable against Tokio Marine in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy.

            SECTION 3.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Tokio Marine of this Agreement and the Amendment Agreement require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official except such as have been obtained or except where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not, in the aggregate, reasonably be expected to adversely affect the ability of Tokio Marine to perform its obligations hereunder or thereunder.

            SECTION 3.4 NONCONTRAVENTION. The execution, delivery and performance by Tokio Marine of this Agreement and the Amendment Agreement do not and will not (i) violate the certificate of incorporation or bylaws of Tokio Marine or any similar organizational or constitutive document, (ii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to or binding upon Tokio Marine, (iii) require any consent or other action by any person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of Tokio Marine or to a loss of any benefit to which Tokio Marine is entitled under any provision of any agreement or other instrument binding upon Tokio Marine or any of its assets or properties or (iv) result in the creation or imposition of any material Lien on any property or asset of Tokio Marine.

            SECTION 3.5 PURCHASE FOR INVESTMENT. Tokio Marine is purchasing its Subscription Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.

            SECTION 3.6 PRIVATE PLACEMENT. (a) Tokio Marine's financial situation is such that Tokio Marine can afford to bear the economic risk of holding its Subscription Shares for an indefinite period of time, and Tokio Marine can afford to suffer the complete loss of the investment in its Subscription Shares.

            (b) Tokio Marine's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of the investment in its Subscription Shares, or Tokio Marine has been advised by a representative possessing such knowledge and experience.

            (c) Tokio Marine understands that the Subscription Shares acquired hereunder are a speculative investment which involves a high degree of risk of loss of the entire investment therein, that there will substantial restrictions on the transferability of the Subscription Shares as set forth in the Shareholder Rights Agreement and that for an indefinite period following the date hereof there will be no public market for the Subscription Shares and that, accordingly, it may not be possible for Tokio Marine to sell the Subscription Shares in case of emergency or otherwise.

            (d) Tokio Marine and its representatives, including, to the extent it deems appropriate, its professional, financial, tax and other advisors, have reviewed all documents provided to them in connection with the investment in the Subscription Shares, and Tokio Marine understands and is aware of the risks related to such investment.

            (e) Tokio Marine and its representatives have been given the opportunity to examine documents and to ask questions of, and to receive answers from Newco 1, Newco 2 and the KKR Partnership and/or their respective representatives concerning the terms and conditions of the acquisition of the Subscription Shares and related matters and to obtain such additional information which Tokio Marine or its representatives deem necessary.

            (f) Tokio Marine is an "ACCREDITED INVESTOR" as such term is defined in Regulation D under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            SECTION 3.7 NO BROKERS FEES. Tokio Marine has not retained, and, to its knowledge, is not subject to the valid claim of, any finder, broker, consultant or financial advisor in connection with this Agreement or the transactions contemplated hereby who might be entitled to a fee or commission from either Newco or the KKR Partnership in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE 4

                            COVENANTS OF THE PARTIES

            SECTION 4.1 FURTHER ASSURANCES. Each Newco and Tokio Marine agrees that, from time to time, it will execute and deliver such further instruments of conveyance and transfer and take such other actions as may be necessary to carry out the purposes and intents of this Agreement.

                                    ARTICLE 5

                                  MISCELLANEOUS

            SECTION 5.1 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or registered or certified mail (postage prepaid, return receipt requested) as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.1):

            if to a KKR Partnership, to:

                  c/o Kohlberg Kravis Roberts & Co.
                  9 West 57th Street
                  New York, New York 10019
                  Attention:  Perry Golkin
                  Telecopy:  (212) 750-0003

            with a copy to:

                  Simpson Thacher & Bartlett
                  99 Bishopsgate
                  21st Floor
                  London  EC2M 3YH
                  Attention:  Gregory W. Conway, Esq.
                  Telecopy: 44-171-422-4022

            if to Newco 1 or Newco 2, to:

                  c/o Kohlberg Kravis Roberts & Co.
                  9 West 57th Street
                  New York, New York 10019
                  Attention:  Perry Golkin
                  Telecopy:  (212) 750-0003
            with a copy to:

                  Simpson Thacher & Bartlett
                  99 Bishopsgate
                  21st Floor
                  London  EC2M 3YH
                  Attention:  Gregory W. Conway, Esq.
                  Telecopy: 44-171-422-4022

            if to Tokio Marine:

                  The Tokio Marine and Fire Insurance Co., Ltd.
                  West 14th Floor, Otemachi First Square
                  5-1, Otemachi 1-Chome
                  Chiyoda-ku, Tokyo
                  100-0004 Japan
                  Attention:  Eisuke Shigemura
                  Telecopy:  813-5223-3542

            SECTION 5.2 AMENDMENTS AND WAIVERS. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 5.3 EXPENSES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

            SECTION 5.4 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and lawful assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, provided, further, that any Affiliate of Tokio Marine that subscribes for Newco 1 Ordinary Shares or Newco 2 Preferred Shares pursuant to Section 1.1 shall be deemed to be included within the definition of "Tokio Marine" for purposes of this Agreement.

            SECTION 5.5 GOVERNING LAW; SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE; WAIVER. (a) This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof. The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement. The parties hereto irrevocably and unconditionally waive trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

            (b) Each of Tokio Marine and Newco 1 and Newco 2 to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such legal action or proceeding and will hereby irrevocably designate and appoint within ten Business Days of the date hereof CT Corporation (the "AUTHORIZED AGENT"), as its authorized agent upon whom process may be served in any such suit or proceedings. Each Newco and Tokio Marine represents that within ten Business Days of the date hereof it will notify the Authorized Agent of such designation and appointment and that the Authorized Agent will accept the same in writing. Each Newco and Tokio Marine hereby irrevocably authorizes and directs its Authorized Agent to accept such service. Each Newco and Tokio Marine further agrees that service of process upon its Authorized Agent and written notice of said service to such Newco or Tokio Marine, as the case may be, mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. Each Newco and Tokio Marine agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. Notwithstanding the foregoing, any action against any Newco or Tokio Marine, as the case may be, arising out of or based on this Agreement or the transactions contemplated hereby may also be instituted in any competent court in the United Kingdom, and each Newco and Tokio Marine expressly accepts the jurisdiction of any such court in any such action.

            (c) Each such Newco and Tokio Marine hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby.

            SECTION 5.6 COUNTERPARTS; THIRD PARTY BENEFICIARIES. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

            SECTION 5.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject mater of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

            SECTION 5.8 CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

            SECTION 5.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

            SECTION 5.10 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    TA I LIMITED


                                    By:    /s/ Scott Nuttall
                                          ---------------------------
                                          Name:
                                          Title:



                                    TA II LIMITED


                                    By:    /s/ Scott Nuttall
                                          ---------------------------
                                          Name:
                                          Title:



                                    THE TOKIO MARINE AND FIRE INSURANCE CO.,
                                      LTD.


                                    By:    /s/ Kouki Higuchi
                                          ---------------------------
                                          Title: President

                                                                      SCHEDULE I



                                          Aggregate Preferred
                            Newco 1       Share Subscription        Newco 2
         Name           Ordinary Shares          Price         Preferred Shares
         ----           ---------------          -----         ----------------
The Tokio Marine and
Fire Insurance Co., Ltd.     1,000,000      (pound)8,000,000        525,760